SUB-ITEM 77Q3


DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A,74U AND 74V.


FOR PERIOD ENDING: 12/31/2006
FILE NUMBER  811- 2699
SERIES NO.:  13


72DD.    1.   Total income dividends for which record date passed during the period. ($000's Omitted)
              Class A                                               $1,313
         2.   Dividends for a second class of open-end company shares
              ($000's Omitted)
              Class B                                               $  486
              Class C                                               $  432
              Class R                                               $  115
              Institutional Class                                   $    4

73A.     Payments per share outstanding during the entire current period:
         (form nnn.nnnn)
         1.   Dividends from net investment income
              Class A                                              0.33090
         2. Dividends for a second class of open-end company shares (form nnn.nnnn)
              Class B                                              0.25530
              Class C                                              0.25530
              Class R                                              0.30500
              Institutional Class                                  0.35580

74U.     1.   Number of shares outstanding (000's omitted)
                             Class A                                 4,191
         2.   Number of shares outstanding of a second class of open-end company shares (000's omitted)
                             Class B                                 1,935
                             Class C                                 1,742
                             Class R                                   394
                             Institutional Class                        11

74V.     1.   Net asset value per share (to nearest cent)
                             Class A                                $10.64
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
                             Class B                                $10.59
                             Class C                                $10.58
                             Class R                                $10.62
                             Institutional Class                    $10.66